                                                                    EXHIBIT 10.1
                                                                    ------------

                        COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of August 24, 2000, by and among ObjectSoft Corporation, a corporation organized under the laws of the State of Delaware (the "Company") (NASDAQ: "OSFT"), and the Purchaser whose name is set forth on Exhibit A hereto (the "Purchaser").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase up to 450,000 shares Company's common stock, $.0001 par value per share (the "Common Stock"); and

     WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

     The parties hereto agree as follows:

                                   ARTICLE I

                          Purchase and Sale of Stock

     Section 1.1  Purchase and Sale of Common Shares.  Upon the following terms
                  ----------------------------------
and subject to the conditions contained herein, the Company shall, on the date hereof, issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 450,000 shares of Common Stock (the "Common Shares"), pursuant to the terms set forth on Exhibit B hereto, which terms are incorporated herein and shall be considered part of the agreement between the parties hereto.

     Section 1.2  Closing.  The closing of the purchase and sale of the Common
                  -------
Shares (the "Closing") to be acquired by the Purchaser from the Company shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 10:00 a.m., eastern time, on the date hereof (the "Closing Date").

                                  ARTICLE II

                        Representations and Warranties

     Section 2.1  Representations and Warranties of the Company.  In order to
                  ---------------------------------------------
induce the Purchaser to enter into this Agreement and to purchase the Common Shares, the Company hereby makes the following representations and warranties to the Purchaser:

          (a)  Organization, Good Standing and Power.  The Company is a
               -------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and to enter into this Agreement and to perform its obligations hereunder.

          (b)  Authorization; Enforcement.  The Company has the requisite
               --------------------------
corporate power and authority to enter into and perform this Agreement and the Escrow Agreement (collectively, the "Transaction Documents") and to issue and sell the Common Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents has been duly executed and delivered by the Company. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c)  Issuance of Shares.  The Common Shares to be issued at the
               ------------------
Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Common Shares shall be validly issued and outstanding, fully paid and nonassessable.

          (d)  SEC Documents.  As of their respective dates, none of the SEC
               -------------
Documents (as defined below) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e)  No Conflicts.  The execution, delivery and performance of the
               ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Certificate of Incorporation ("Articles") or Bylaws,
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which any of its respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature whatsoever on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole.

          (f)  Certain Fees.  The Company has not employed any broker or finder
               ------------
or incurred any liability for any brokerage or investment banking fees, commissions, finders' or structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

     Section 2.2  Representations and Warranties of the Purchaser.  The
                  -----------------------------------------------
Purchaser hereby makes the following representations and warranties to the
Company:

          (a)  Organization and Standing of the Purchasers.  If the Purchaser is
               -------------------------------------------
an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the Purchaser was not formed for the specific purpose of acquiring the Common Shares.

          (b)  Authorization and Power.  The Purchaser has the requisite power
               -----------------------
and authority to enter into and perform the Transaction Documents and to purchase the Common Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable (if the Purchaser is an entity), and no further consent or authorization of the Purchaser or its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. Each of the Transaction Documents has been duly executed and delivered by the Purchaser on the Closing Date. Each of the Transaction Documents constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies or by other equitable principles of general application.

          (c)  No Conflicts.  The execution, delivery and performance of the
               ------------
Transaction Documents and the consummation by the Purchaser of the transactions contemplated herein and therein do not and will not (i) result in a violation of the Purchaser's charter documents, bylaws, partnership agreement, operating agreement or other organizational documents, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party of by which the Purchaser is bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser).

          (d)  Acquisition for Investment.  The Purchaser is purchasing the
               --------------------------
Common Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Common Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Common Shares to or through any person or entity; provided,
                                                                      --------
however, that by making the representations herein and subject to Exhibit A
-------
hereto and Section 2.2(f) below, the Purchaser does not agree to hold the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with federal securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Common Shares and that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

          (e)  Accredited Purchasers.  The Purchaser is an "accredited investor"
               ---------------------
as defined in Regulation D promulgated under the Securities Act and is a resident of the jurisdiction indicated on Exhibit A hereto. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company.

          (f)  Rule 144.  The Purchaser understands that the Common Shares must
               --------
be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that the Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (g)  No Broker-Dealer Affiliation.  The Purchasers is not a broker-
               ----------------------------
dealer registered with the Commission or an affiliate (as such term is defined in Rule 144(a) promulgated under the Securities Act) of a broker-dealer registered with the Commission.

          (h)  General.  The Purchaser understands that the Common Shares are
               -------
being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Common Shares. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

          (i)  Commission Documents; Opportunities for Additional Information.
               --------------------------------------------------------------
The Purchaser acknowledges that the Company has made available to the Purchaser through the SEC's Edgar site or otherwise prior to the date hereof, and that the Purchaser has reviewed to its satisfaction, copies of the Company's (i) Form 10-KSB for the year ended December 31, 1998, (ii) Form 10-KSB for the year ended December 31, 1999, (iii) Forms 10-QSB for the quarters ended March 31, 2000 and June 30, 2000, (iv) Registration Statements on Form S-3 (Registration Nos. 333-92685, 333-92201, 333-30724, 333-36944, 333-41618 and 333-41620), (v) Current
Report on Form 8-K filed January 4, 2000, and (vi) Definitive Proxy Statements filed September 15, 1999 and April 26, 2000 (collectively, the "SEC Documents"). The Purchaser has had full opportunity to review, and has reviewed to the Purchaser's full satisfaction, the SEC Documents. The Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of the Purchaser's personal knowledge of the Company's affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in the Company.

          (j)  No General Solicitation.  The Purchaser acknowledges that the
               -----------------------
Common Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

          (k)  No Commissions or Similar Fees.  In connection with the purchase
               ------------------------------
of the Common Shares by the Purchaser, the Purchaser has not and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of such securities, except to such persons or entities as are duly licensed and/or registered to engage in securities offering and selling activities (or are exempt from such licensing and/or registration requirements) under applicable federal laws and the laws of the state(s) in which such activities have taken place in connection with the transaction contemplated by this Agreement.

                                  ARTICLE III

                                 Registration

     The Company covenants with the Purchaser that the Company, at its sole cost and expense, will file a registration statement registering the resale of the Common Shares no later than forty-five (45) days after the Closing Date and use its best efforts to cause the registration statement to be declared effective within ninety (90) days after the Closing Date and will keep such registration statement effective until the Common Shares may be sold under Rule 144 without regard to the volume limitations thereunder (the "Registration Period"). If the Common Shares are not registered for resale on or before the 120th day after the date hereof (the "Penalty Date"), or if after the Registration Statement becomes effective, it is withdrawn, suspended or otherwise not available for more than 20 days on a cumulative basis for resale of the Common Shares prior to the expiration of the Registration Period, then the Company will pay to the Purchaser as liquidated damages a payment for the first 30 days equal to 2% of the Closing Purchase Price apportioned to the Common Shares which the Purchaser continues to hold (with a partial period being pro-rated) and 1% of the Closing Purchase Price apportioned to the Common Shares which the Purchaser continues to hold for each 30 days thereafter (pro-rated for a partial period). The foregoing liquidated damages will cease to accrue at such time that the registration statement is declared effective or becomes available or the Purchaser may rely on Rule 144 for the resale of the Common Shares without limitations, whichever is earlier. The provisions pertaining to the Company's obligations pursuant to this Article III are set forth in the Registration Rights Agreement attached hereto as Appendix X. To the extent there is a conflict between the provisions of this Article III and the terms of the Registration Rights Agreement, the provisions of this Article III will control.

                                  ARTICLE IV

                          Transfer Agreement; Voting

     Section 4.1  Transfer Restrictions.  The Purchaser agrees to be bound by
                  ---------------------
the terms and conditions set forth in Exhibit B restricting the sale or transfer of Common Shares.

     Section 4.2  Agreement to Vote.  For so long as the Company has not
                  -----------------
committed a material breach of this Agreement, and this Agreement has not been terminated, the Purchaser agrees to vote all Common Shares beneficially held by it in favor of all nominees to the Company's board of directors who are nominated by the then current Board of Directors of the Company.

                                   ARTICLE V

                           Stock Certificate Legend

     Section 5.1  Legend.  Each certificate representing the Common Shares, as
                  ------
applicable and appropriate, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required by applicable federal, provincial or state securities or "blue sky" laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR OBJECTSOFT CORPORATION (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING, TRANSFER AND OTHER AGREEMENTS SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT DATED AS OF AUGUST 24, 2000 AMONG THE COMPANY AND CERTAIN PURCHASERS.

                                  ARTICLE VI

                                  Termination

     This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

                                  ARTICLE VII

                                 Miscellaneous

     Section 7.1  Fees and Expenses.  Each party shall pay the fees and expenses
                  -----------------
of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

     Section 7.2  Consent to Jurisdiction.
                  -----------------------

     Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereunder or thereunder and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3  Entire Agreement; Amendment.  This Agreement contains the
                  ---------------------------
entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended, except by a written instrument signed by the Company and the Purchaser.

     Section 7.4  Notices.  Any notice, demand, request, waiver or other
                  -------
communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:    ObjectSoft Corporation
                      Continental Plaza III
                      433 Hackensack Avenue
                      Hackensack, NJ 07601
                      Attn.: David E.Y. Sarna
                      Tel.: (201) 343-9100
                      Fax:  (201) 270-5071

                      with copies to:

                      Parker Chapin LLP
                      The Chrysler Building
                      405 Lexington Avenue
                      New York, NY 10174
                      Attn: Melvin Weinberg
                      Tel: (212) 704-6000
                      Fax: (212) 704-6288

If to the Purchaser:  At the address of the Purchaser as set forth on
                      Exhibit A to this Agreement.

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

     Section 7.5  Waivers.  No waiver by either party of any default with
                  -------
respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6  Headings.  The article, section and subsection headings in
                  --------
this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7  Successors and Assigns.  This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of the parties and their successors and assigns. No rights or obligations hereunder may be assigned by either party hereto, except that the rights and obligations of the Company may be assigned.

     Section 7.8  No Third Party Beneficiaries.  This Agreement is intended for
                  ----------------------------
the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 7.9  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

     Section 7.10  Survival.  The representations, warranties, agreements and
                   --------
covenants set forth in this Agreement shall survive the execution and delivery hereof and the Closing hereunder indefinitely.

     Section 7.11  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

     Section 7.12  Severability.  The provisions of this Agreement are severable
                   ------------
and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 7.13  Further Assurances.  From and after the date of this
                   ------------------
Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.


                                    OBJECTSOFT CORPORATION


                                    By:   /s/ David E.Y. Sarna
                                       ---------------------------------
                                       Name:  David E.Y. Sarna
                                       Title: Chairman


                                    LA JOLLA COVE INVESTORS, INC.


                                    By:   /s/ Norman Lizt
                                       ---------------------------------
                                       Name:  Norman Lizt
                                       Title: President

                                   EXHIBIT A
                                    to the
                        COMMON STOCK PURCHASE AGREEMENT

                            OBJECTSOFT CORPORATION

Purchaser                            Number of Common Shares     Initial Purchase Price
---------                            -----------------------     ----------------------
La Jolla Cove Investors, Inc.         450,000 Common Shares            $410,690.70
7817 Herschel Avenue
Suite 200
La Jolla, California  92037
Attention:   Norman Lizt, President
Telecopier:  (858) 456-1924
Telephone:   (858) 456-9122

                                   Exhibit B
                                   ---------

1. On the date hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Common Shares at $.91265 per Share (the "Closing Price Per Share") (which is 73% of the lower of (a) the closing bid price of the Common Stock on the last trading day prior to the date hereof or (b) the average of the closing bid prices for the five trading days prior to the date hereof), for a total purchase price for all of the Common Shares of $410690.7 (the "Closing Purchase Price"). Upon receipt of the shares, 30% of the Closing Purchase Price shall be paid by wire transfer directly to the Company and 70% of the Closing Purchase Price shall be paid into escrow (the "Initial Escrow Amount"). 20% of the original Closing Purchase Price (the "Initial Release Amount") shall be released from escrow to the Company on the date that the Company notifies (a) the Purchaser as to the effectiveness of the registration statement referred to in Article III (the "Registration Statement") and (b) its transfer agent that the Common Shares may be freely sold thereunder subject to the prospectus delivery requirements (the "Registration Date"), provided that the closing bid price of the Common Stock is at least $0.75 per share, based on an average of the five trading days preceding the effective date of the Registration Statement. (In the event that this $0.75 per share condition is not met, the 20% of the original Closing Purchase Price shall be released once such condition is met.) The remaining escrowed 50% of the Closing Purchase Price shall be distributed pursuant to the provisions of Section 4 hereof. Notwithstanding anything herein to the contrary, if on the 140th day from the Closing Date, the Initial Release Amount has not been released from escrow because the Registration Statement has not become effective, the Initial Escrow Amount shall be delivered by the escrow agent to the Purchaser to be held by the Purchaser until the Company becomes entitled to the Initial Release Amount, at which time the Initial Release Amount shall be delivered to the Company and the remaining balance returned to the escrow.

2. The Purchaser agrees that it may not sell or transfer the Common Shares before the date (the "Effective Date") which is the earlier of (a) the Registration Date and (b) one year after the date hereof. The Purchaser also agrees that, on and after the Effective Date, it will not sell or transfer any of the Common Shares except in accordance with the following schedule: beginning the Effective Date and on each 30th day thereafter until the 120th day after the Effective Date (the Effective Date and each such 30th day, a "Monthly Release Date"), the Purchaser may sell or transfer one-fifth (1/5th) of the original number of Common Shares (that is, 450,000 Common Shares) on and after each Monthly Release Date plus any amounts unsold from the prior month(s).

3. On the 30th day after the Effective Date ("Initial Determination Date"), provided that (a) the Registration Statement is then effective or (b) all steps required to be taken on the part of the Company have been taken to allow Purchaser to effect a sale under Rule 144 which Purchaser has elected to make (the "Resale Conditions"), the Purchaser will pay to the Company the amount, if any, by which the Redetermined Purchase Price (as defined herein) of the Common Shares determined as of the Initial Determination Date exceeds one-third of the Closing Purchase Price (provided that such amount shall be paid only if, as of the Initial Determination Date, the Redetermined Purchase Price per share of the Common Shares exceeds the Closing Price Per Share by at least $.50). Thereafter, on the 75th day after the Effective Date provided that the Resale Conditions have been satisfied

    ("Interim Determination Date"), the Purchaser will pay to the Company the amount, if any, by which the Redetermined Purchase Price of the Common Shares determined as of the Interim Determination Date exceeds one-third of the Closing Purchase Price (provided that such amount shall be paid only if, as of the Interim Determination Date, the Redetermined Purchase Price per share of the Common Shares exceeds the Closing Price Per Share by at least $.50). In no event will the Company be required to make any payment or issue any shares of stock to the Purchaser as a result of any of the foregoing determinations (except to the extent provided in Section 4 in connection with the Final Determination Date (as defined herein)). 40% of each payment required to be made to the Company under this Section 3 will be paid directly to the Company by wire transfer of immediately available funds and 60% of each such payment will be paid into the Escrow to be distributed pursuant to the provisions of Section 4 hereof. For purposes of this Agreement, the "Redetermined Purchase Price" for the Common Shares as of a particular date of determination shall mean (a) 73% of the average of the closing bid prices of the Common Stock for all of the trading days in the 30 calendar days preceding the date of determination, multiplied by (b) one-third of the original number of shares of Common Stock representing the Common Shares.

4. On the 120th day after the Effective Date ("Final Determination Date"), a final determination will be made as of such date based upon the following formula. The "Final Price" for the Common Shares will be 73% of (a) the average of all the closing bid prices for the Common Stock for all trading days in the 120 day period prior to the Final Determination Date, multiplied by (b) the original number of shares of Common Stock representing the Common Shares. If the Final Price for the Common Shares is less than the sum of the Closing Purchase Price and all amounts, if any, previously paid to the Company (including amounts paid into the Escrow) under Section 3 hereof, then the Company will pay to the Purchaser, no later than 10 days after the Final Determination Date, the amount of such difference (the "Deficiency") as follows: the amount in the Escrow shall first be used to pay the Deficiency and any Escrow balance shall be paid immediately to the Company. If the total amount in Escrow is insufficient to pay the Deficiency, then the Company shall pay the balance of the Deficiency, after the remaining escrowed amount is used, at the Company's sole discretion, either in cash, or in shares of Common Stock valued at 73% of the average of all of the closing bid prices of the Common Stock for the 15 trading days preceding the date of such payment (such discounted valuation herein referred to as the "Deficiency Share Price"), or by combination of cash and shares of Common Stock valued as aforesaid. (Notwithstanding anything herein to the contrary, the Company will not be permitted to issue shares of Common Stock under this
    Section 4 to the extent such issuance would exceed the maximum number of shares which the Company may issue under this Agreement without breaching the Company's obligations under Section 4310(c)(25)(H) of the Nasdaq Marketplace Rules or other similar requirement and, to such extent, the balance of the Deficiency must be paid in cash.) If the Final Price for the Common Shares is more than the sum of the Closing Purchase Price and all amounts, if any, previously paid to the Company (including amounts paid into the Escrow) under Section 3 hereof, then, Purchaser will pay to the Company, no later than 10 days after the Final Determination Date or, if the Resale Conditions have not been satisfied as of the Final Determination Date, ten days after the Resale Conditions have been satisfied, the amount of such difference in full and the remaining escrowed amount will be immediately released and paid to the Company.

5. On the date hereof, the Company, the Purchaser and Loeb & Loeb LLP, as Escrow Agent (the "Escrow Agent"), have entered into an Escrow Agreement (the "Escrow Agreement") providing for the escrow to hold a portion of the cash otherwise payable to the Company. The parties hereto agree to give the Escrow Agent the joint instructions necessary to implement the provisions of
    Section 4 hereof. Income earned on escrowed amounts will be distributed along with the escrowed amount to the party receiving the distribution. The Company agrees, no later than 10 days after the Final Determination Date, to reimburse the Purchaser for one-half of the Escrow Agent's fees actually paid by the Purchaser in connection with the performance of the Escrow Agent's obligations under the Escrow Agreement, in an amount not to exceed $1,750; to the extent any amounts are payable to the Company by the Purchaser or the Escrow Agent under Section 4, this reimbursement obligation will be paid from, and offset against, the amounts so payable under Section 4.

6. The Company covenants with the Purchaser that, if the Company elects to issue shares of Common Stock to the Purchaser under Section 4 ("Deficiency Shares"), the Company, at its sole cost and expense, will file a registration statement registering the resale of the Deficiency Shares no later than forty-five (45) days after the Final Determination Date and use its best efforts to cause the registration statement to be declared effective within ninety (90) days after the Final Determination Date and will keep such registration statement effective until the Deficiency Shares may be resold under Rule 144 without regard to the volume limitation rules thereunder (the "Registration Period"). If the Deficiency Shares are not registered for resale on or before the 120th day after the Final Determination Date (the "Non-Registration Penalty Date") or if after the registration statement becomes effective, it is withdrawn, suspended or otherwise not available for more than twenty days on a cumulative basis for resale of the Deficiency Shares prior to the expiration of the Registration Period, then the Company will pay to the Purchaser as liquidated damages a payment for the first 30 days after the Non-Registration Penalty Date equal to 2% of the Deficiency Share Price apportioned to the Deficiency Shares which the Purchaser continues to hold (with a partial period being pro-rated) and 1% of the Deficiency Share Price apportioned to the Deficiency Shares which the Purchaser continues to hold for each 30 days thereafter (pro-rated for a partial period). The foregoing liquidated damages will cease to accrue at such time that the registration statement is declared effective or becomes available or the Purchaser may rely on Rule 144 for the resale of the Deficiency Shares without limitations, whichever is earlier. The provisions pertaining to the Company's obligations pursuant to this paragraph 6 are set forth in the Registration Rights Agreement.

7. Examples illustrating the foregoing are set forth on Exhibit C to the Common Stock Purchase Agreement.

8. All share and dollar amounts set forth herein shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations and similar events

                                   Exhibit C
                                   ---------


     The following examples assume that the closing bid price of the Common Stock on the Closing Date and for the five trading days prior to the Closing Date is $1.50 per share and that the Purchaser purchases an aggregate of 400,000 shares of Common Stock (the "Common Shares"). Therefore, the Closing Purchase Price would be $438,000 (face value of the Common Shares would be $600,000). On the Closing Date, the Purchaser would wire $131,400 to the Company (30% of the Closing Purchase Price) and the remaining $306,600 to the escrow account.


Example 1
---------
From Effective Date until Final Determination Date, average closing bid price is $1.50.
On Effective Date, $87,600 is released from escrow to the Company, leaving $219,000.
On the 30/th/ day after Effective Date, $0.00 released to the Company.
On the 75/th/ day after Effective Date, $0.00 released to the Company.
On the Final Determination Date--The "Deficiency" (as defined) would be zero, (400,000shrs x $1.50 x .73 - $438,000). The $219,000 in escrow would be paid to the Company.

Example 2
---------
From Effective Date until Final Determination Date, average closing bid is
$1.00.
On Effective Date, $87,600 is released from escrow to the Company, leaving $219,000.
On the 30/th/ day after Effective Date, $0.00 released to the Company.
On the 75/th/ day after Effective Date, $0.00 released to the Company.
On the Final Determination Date--The Deficiency would be $146,000,
(400,000shrs x $1.00 x .73 - $438,000).  The Deficiency of $146,000 is released to the Purchaser from escrow and the balance of $73,000 would be released to the Company.

Example 3
---------
From Effective Date until Final Determination Date, average closing bid is $0.40 On Effective Date, $0.00 is released to the Company.
On the 30/th/ day after Effective Date, $0.00 released to the Company.
On the 75/th/ day after Effective Date, $0.00 released to the Company.
On the Final Determination Date--The Deficiency would be $321,200 (400,000shrs x $0.40 x .73 - $438,000). All escrowed monies ($306,600) would be released to Purchaser and the balance of the Deficiency - $14,600 -- would be payable by the Company to the Purchaser. Furthermore, assuming that the average closing bid price were $0.40 per share during the 15 trading days preceding the date of payment, and the Company elected to make the payment in shares of the Company, the share amount to be delivered would be 50,000 shares.

Example 4
---------
From Effective Date until Final Determination Date, average closing bid is $2.0625.
On Effective Date, $87,600 is released to the Company (leaving $219,000 in escrow).
On the 30/th/ day after Effective Date a $54,750 payment would be made by Purchaser ($2.0625 x .73 x 1/3 of 400,000shrs) - (1/3 of $438,000). Of this,
$21,900 would be paid to the Company and $32,850 would go to escrow, (making a total of $251,850 in escrow).
On the 75/th/ day after the Effective Date a $54,750 payment would be made by Purchaser ($2.0625 x .73 x 1/3 of 400,000shrs) - (1/3 of $438,000). Of this,
$21,900 would be paid to the Company and $32,850 would go to escrow, (making a total of $284,700 in escrow).
On the Final Determination Date--The Purchaser would be required to pay the Company the additional amount of $54,750 (400,000shrs x $2.0625 x .73 -$438,000 -$54,750 -$54,750) and the entire amount of $284,700 would be released to the Company from escrow.

Example 5
---------
From the Effective Date until the 30/th/ day after, the average closing bid is $10.00.
From the 31/st/ day until the Final Determination Date the average closing bid is $1.00
On the Effective Date, $87,600 is released from escrow to the Company, (leaving $219,000 in escrow).
On the 30/th/ day after the Effective Date a $827,333.33 payment would be made by Purchaser ($10.00 x .73 x 1/3 of 400,000shrs) - (1/3 of $438,000). Of this,
$330,933.33 would be paid to the Company and $496,400 would go to escrow, making a total of $715,400 in escrow.
On the 75/th/ day after Effective Date, $0.00 released to the Company.
On the Final Determination Date--The Deficiency would be $316,333.33 (400,000shrs x $3.25 x .73 -$438,000 - $827,333.33) which would be paid to the
Purchaser from escrow, and the balance of $399,066.67 would be released to the Company from escrow.

Example 6
---------
From the Effective Date until the 30/th/ day after, the average closing bid is $2.0625.
From the 31/st/ day until the 75/th/ day after, the average closing bid is $0.70.
From the 76/th/ day until the Final Determination Date the average closing bid is $0.05.
On the Effective Date, $87,600 is released from escrow to the Company, (leaving $219,000 in escrow).
On the 30/th/ day after the Effective Date a $54,750 payment would be made by Purchaser ($2.0625 x .73 x 1/3 of 400,000shrs) - ($1/3 of $438,000). Of this,
$21,900 would be paid to the Company and $32,850 would go to escrow (making a total of $251,850 in escrow).
On the 75/th/ day after the Effective Date, $0.00 would be released to the Company.
On the Final Determination Date--The Deficiency would be $260,026. (average closing bid of $0.797 x .73 x 400,000shrs - $438,00-$54,750). All escrowed monies ($251,850) would be released to the Purchaser and the balance of $8,176 would be paid by the

Company to the Purchaser. Furthermore, assuming that the average closing bid price were $0.05 per share during the 15 trading days preceding the date of payment, and the Company elects to pay such balance in shares of the Company, the share amount to be delivered would be 224,000.

                                      -17-